                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[x]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                       Southern California Water Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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

                       SOUTHERN CALIFORNIA WATER COMPANY

           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS -- APRIL 29, 1997

Dear Shareholder:

     The Annual Meeting of the Shareholders of Southern California Water Company (the "Company") will be held at the Sheraton Suites Fairplex, 601 West McKinley Avenue, Pomona, California, on Tuesday, April 29, 1997, at 10:00 A.M., Pacific time, for the following purposes:

     1. To elect seven directors to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

     2. To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized Common Shares from 10,000,000 to 30,000,000.

     3. To transact any other business which may properly come before the meeting or any adjournment thereof.

     The Board of Directors has nominated the following individuals for election as directors: James L. Anderson, Jean E. Auer, William V. Caveney, N.P. Dodge, Jr., Robert F. Kathol, Lloyd E. Ross and Floyd E. Wicks.

     The Board of Directors has fixed the close of business on March 3, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting or any adjournment thereof.

     It is important that every shareholder, whether owning one or more shares and whether or not expecting to attend the meeting in person, sign, date and promptly return the enclosed proxy. A return envelope, requiring no postage if mailed in the United States, is enclosed for convenience. By returning your signed proxy, you can help assure a quorum to transact the business of the meeting.

                                            By order of the Board of Directors

                                                          (SIG)
                                                    James B. Gallagher
                                                        Secretary
San Dimas, California

March 21, 1997

                                PROXY STATEMENT
                       SOUTHERN CALIFORNIA WATER COMPANY
                          630 EAST FOOTHILL BOULEVARD
                          SAN DIMAS, CALIFORNIA 91773

                            ------------------------

                 SOLICITATION OF PROXY AND RIGHT OF REVOCATION

     The accompanying proxy is solicited by and on behalf of the Board of Directors (the "Board" or the "Board of Directors") of Southern California Water Company (the "Company") for use at the Annual Meeting of Shareholders to be held on April 29, 1997 (the "Annual Meeting"), or any adjournment thereof. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by attending the meeting and voting in person or by a writing delivered to the Company stating that the proxy is revoked or by a subsequent proxy executed by the shareholder and presented at the meeting. All shares represented by each properly executed, unrevoked proxy received in time for the meeting will be voted as marked on the proxy. If the proxy is signed and returned, but is not marked, it will be voted for all nominees listed or, if cumulative voting applies, at the discretion of the proxies named on the accompanying proxy card, as described herein. You are encouraged to mark your proxy carefully in accordance with its instructions. Proxy solicitation expense will be paid by the Company. This proxy statement and the accompanying proxy were mailed on or about March 21, 1997.

                                 VOTING RIGHTS

     The Company's voting securities outstanding on March 3, 1997 were 84,800 Preferred Shares and 8,957,671 Common Shares. Each Preferred Share is entitled to one vote and each Common Share is entitled to one-tenth of one vote. Except as otherwise provided in the Company's Articles of Incorporation, as amended, and under applicable law, Common and Preferred shareholders vote as a single class.

     Votes cast by proxy or in person at the meeting will be counted by an inspector of election appointed by the Board of Directors to act as an election inspector for the meeting. Shares represented by proxies that reflect abstentions will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, will not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of votes cast on any matter submitted to the shareholders for a vote.

     The inspector of election will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and as to which the broker has physically indicated on the proxy that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered present for quorum purposes and may be entitled to vote on other matters). Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card.

     In the election of directors, the candidates for election receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected, will be elected. Votes cast against a candidate or votes withheld will have no legal effect. No shareholder will be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of such shareholder's shares in the case of Preferred Shares or one-tenth that number in the case of Common Shares) unless such candidate's name has been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates who have been nominated. If voting for directors is conducted by cumulative voting, each share will be entitled to the number of votes equal to the number of directors authorized times the number of votes to which such share is otherwise entitled, which votes may be cast for a single candidate or may be distributed among two or more candidates in whatever proportion the shareholder may desire. The accompanying proxy card will grant the named proxies discretionary authority to vote cumulatively, if cumulative voting applies. In such event, unless otherwise instructed, the named proxies intend to vote equally FOR each of the seven candidates for the office of director; provided, however, that if sufficient numbers of Company shareholders exercise cumulative voting rights to elect one or more candidates, the named proxies will determine the number of directors they are entitled to elect, select such number from among the named candidates, cumulate their votes, and cast their votes for each candidate among the number they are entitled to elect. If voting is not conducted by cumulative voting, each Preferred Share will be entitled to one vote and each Common Share will be entitled to one-tenth of one vote, and shareholders having a majority of the voting power exercised at the meeting will be able to elect all of the directors if they choose to do so. In that event, the other shareholders will be unable to elect any director or directors.

     Except as otherwise provided in the Company's Articles of Incorporation or under applicable law, on all matters other than the election of directors, the affirmative vote of the majority of the voting power of shares represented and voting at the meeting (if the shares voting affirmatively also represent at least a majority of the voting power required for a quorum) is required for the shareholders to take action. As noted below under "Item
2 -- Proposal to Increase Authorized Number of Common Shares," the affirmative vote of the majority of the Common Shares voting as a separate class, as well as the affirmative vote of the majority of the voting power of the outstanding Common Shares and Preferred Shares entitled to vote, is required for the approval of such proposal. Assuming the presence of a quorum, the shareholders present at the meeting may continue to do business until adjournment, notwithstanding the withdrawal of shareholders holding sufficient voting power to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the voting power required to constitute a quorum.

                                    ITEM 1.

                             ELECTION OF DIRECTORS

     Action will be taken at the Annual Meeting to elect seven directors to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. R. Bradbury Clark, who is currently a Director of the Company, has reached the mandatory retirement age from the Board of Directors and is not eligible for, nor is he seeking, re-election in 1997. It is intended that the proxies solicited and received by and on behalf of the Board of Directors will be voted for the re-election of the current directors, who are standing for re-election, and for the New Nominee listed below (the "Nominees"), unless authority is withheld. If voting for directors is conducted by cumulative voting, the proxies named on the enclosed form of proxy will have discretionary authority to cumulate votes among the Nominees named herein.

     The proxies may also be voted for a substitute Nominee or Nominees in the event any one or more of the persons named below shall be unable to serve for any reason or be withdrawn from nomination, a contingency not now anticipated.

     A brief biography of each Nominee is set forth below, including the Nominee's business experience during the last five years.

     JAMES L. ANDERSON, Senior Vice President, since September, 1996, of Americo Life Inc. located in Orange, California. Prior to its acquisition by Americo Life Inc., Mr. Anderson had served as President and Chief Executive Officer, since 1986, of Fremont Life Insurance Company. Mr. Anderson, age 53, has, at various times from 1982 to 1986, served as President and Chief Operating Officer of Fremont Insurance Services, Chairman and Chief Operating Officer of Physicians & Surgeons Underwriting Corporation and Founder, Chairman and Chief Executive Officer of Hospital Insurance Services, a management company for hospital medical malpractice and general liability programs throughout California. From 1975 to 1982, Mr. Anderson served as President and Chief Operating Officer of National American Insurance Company of California, a property and casualty company.

     JEAN E. AUER, Consultant, member of the Board of Directors of the Water Education Foundation and member of the town council of Hillsborough, California. Mrs. Auer has served as Consultant to the San Francisco Estuary Project since 1990. Mrs. Auer has previously served as a member of the National Drinking Water Advisory Board to the United States Environmental Protection Agency, a member of the California State Water Resources Control Board and a member of both the Central Coast and the San Francisco Regional Water Quality Control Boards. Mrs. Auer, age 60, is a member of the Company's Compensation, Nominating and Business Opportunities Committees and has served as a director of the Company since 1995.

     WILLIAM V. CAVENEY, Chairman of the Board of Directors of the Company since April, 1992. Mr. Caveney was Chairman of the Board and Chief Executive Officer of the Company from April, 1990 to March, 1992 and President and Chief Executive Officer of the Company from April, 1982 to March, 1990. Mr. Caveney, age 70, is Chairman of the Company's Compensation Committee and a member of the Business Opportunities Committee and has served as a director of the Company since 1980.

     N.P. DODGE, JR., President of the N.P. Dodge Company, a full service real estate concern in Omaha, Nebraska. Mr. Dodge, age 59, is a director of the Omaha Public Power District. Mr. Dodge is a member of the Company's Compensation Committee and Chairman of the Audit Committee and has served as a director of the Company since 1990.

     ROBERT F. KATHOL, Executive Vice President of Kirkpatrick, Pettis, Smith, Polian, Inc., an investment banking firm in Omaha, Nebraska. Mr. Kathol, age 56, is a member of the Company's Compensation and Audit Committees and has served as a director of the Company since 1995.

     LLOYD E. ROSS, Managing Partner of Invermex, L.P., a company developing hotels in the southwestern United States and northern Mexico. For more than 35 years prior to his current position, Mr. Ross was associated with SMI Construction Co., a commercial and industrial general contracting firm in Irvine, California, having served as its President and Chief Executive Officer since 1976. Mr. Ross, age 56, also is a director of PacifiCare Health Systems. Mr. Ross is a member of the Company's Compensation Committee and Chairman of the Company's Nominating Committee and Business Opportunities Committee and has served as a director of the Company since 1995.

     FLOYD E. WICKS, President and Chief Executive Officer of the Company since April, 1992. Mr. Wicks served as President of the Company from April, 1990 to March, 1992 and as Vice President of Operations from January, 1988 to March, 1990. Mr. Wicks, age 53, is a member of the Company's Business Opportunities and Nominating Committees and has served as a director of the Company since 1990.

     No Nominee is or has been employed in his or her principal occupation or employment during the past five years by the Company or other organization that is a parent, subsidiary or affiliate of the Company, other than Mr. Caveney and Mr. Wicks whose relationships are as described above.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that shareholders vote FOR the election of each of the above nominees mentioned in this Item 1.

     The following table sets forth, as of March 3,1997, the beneficial ownership of Common Shares of the Company by each Nominee and R. Bradbury Clark, who is a current member of the Board of Directors but not a Nominee. No Nominee owns any of the Company's Preferred Shares.

                                                      AMOUNT AND NATURE OF     PERCENT OF CLASS
                            NAME                      BENEFICIAL OWNERSHIP     BENEFICIALLY HELD
        --------------------------------------------  --------------------     -----------------
        James L. Anderson...........................              0                      *
        Jean E. Auer................................            600                      *
        William V. Caveney..........................          7,695                      *
        R. Bradbury Clark...........................          3,019                      *
        N.P. Dodge, Jr. ............................          3,600                      *
        Robert F. Kathol............................          1,250                      *
        Lloyd E. Ross...............................            427                      *
        Floyd E. Wicks..............................          2,209                      *

---------------

* Less than one percent

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     During 1996, there was one report required by Section 16(a) of the Securities Exchange Act of 1934 that was not timely filed. Specifically, a Form 3 -- Initial Statement of Beneficial Ownership -- for McClellan Harris III was not timely filed in connection with his election as an officer of the Company. The Form 3 was filed on January 9, 1997.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Kirkpatrick, Pettis, Smith, Polian Inc., of which Robert F. Kathol is an Executive Vice President, has served, at various times in the past five years, as co-manager of the Company's offerings of Common Shares and as co-agent on the Company's debt issuances. A subsidiary, KPM Investment Management, Inc., had also been, until December, 1995, the Company's 401(k) Plan investment manager. Neither Kirkpatrick, Pettis, Smith, Polian Inc. nor its subsidiaries currently provide any services to the Company.

     O'Melveny & Myers LLP, for which R. Bradbury Clark is of counsel, and of which he is a retired partner, provides legal services to the Company. Mr. Clark has reached the mandatory retirement age from the Board of Directors of the Company and is not eligible for, nor is he seeking, re-election in 1997.

     The Board of Directors has an Audit Committee, a Nominating Committee, a Compensation Committee and a Business Opportunities Committee. The Audit Committee provides advice and assistance to the Board of Directors on accounting and financial reporting practices of the Company. It reviews the scope of audit work and findings of the firm of independent public accountants who serve as auditors of the Company and also monitors the work of the Company's internal auditors. It also reviews the qualifications of and recommends to the Board of Directors a firm of independent auditors and reviews and approves fees charged by the independent auditors. The Nominating Committee assesses qualifications of and makes recommendations as to candidates to fill vacancies on the Board of Directors. The Nominating Committee will consider nominations of persons for election to the Board of Directors recommended by shareholders. In order to submit a nomination to the Nominating Committee, such nomination must be submitted in writing and addressed to the Office of the Secretary at the Company's corporate headquarters. The Compensation Committee reviews and makes recommendations to the Board of Directors as to appropriate compensation for the President and other executive officers of the Company and determines the awards to be made under the Company's Key Executive Long-Term Incentive Plan (see table and accompanying footnotes on pages 11 and 12). The Business Opportunities Committee reviews potential changes to the regulated and non-regulated operations of the Company including acquisitions, divestitures, joint ventures and partnerships and makes recommendations to the Board of Directors as to the financial and operational integrity of such changes. There is no Executive Committee.

     Outside directors (presently all directors except Messrs. Caveney and Wicks) are paid an annual retainer, payable monthly, of $15,000. In addition, each such director receives a $1,000 fee for each meeting attended, although the regular and organizational meetings of the board in April are deemed one meeting for purposes of the per-meeting fee. In addition each outside director who is a member of the Compensation Committee, Nominating Committee, Audit Committee or Business Opportunities Committee will receive a $500 fee for each meeting attended and the chairperson of each committee, if an outside director, will receive an additional fee of $250 for each committee meeting attended.

     Chairman of the Board Caveney earned $70,000 as chairman during 1996. The current annual rate for such service is $50,000 effective June, 1996. President Wicks was compensated as an officer of the Company. Neither Mr. Caveney nor Mr. Wicks received separate compensation as a director.

     During 1996, directors met as a board 9 times. The Audit Committee, consisting of N.P. Dodge, Jr., Robert F. Kathol and R. Bradbury Clark, met 4 times in 1996; the Compensation Committee, consisting of W.V. Caveney, R. Bradbury Clark, Jean E. Auer, N.P. Dodge, Jr., Lloyd E. Ross and Robert F. Kathol, met 4 times in 1996; the Nominating Committee, consisting of Jean E. Auer, Lloyd E. Ross and Floyd E. Wicks, met twice during 1996; and the Business Opportunities Committee, consisting of Lloyd E. Ross, R. Bradbury Clark, Jean E. Auer, W.V. Caveney and Floyd

E. Wicks, met twice in 1996. No director attended less than 75% of the board meetings and other committee meetings on which such director serves.

                                    ITEM 2.

            PROPOSAL TO INCREASE AUTHORIZED NUMBER OF COMMON SHARES

     The Board of Directors has approved a resolution to amend the Restated Articles of Incorporation (the "Articles") to increase the authorized number of Common Shares of the Company, par value of $2.50 per share, from 10,000,000 shares to 30,000,000 shares. The amendment will not effect any other changes to the Articles. The 150,000 authorized $100 Preferred Shares with a par value of $100 per share, of which none are outstanding, and the 86,400 authorized Preferred Shares with a par value of $25, of which 84,800 are outstanding, will remain unchanged.

     The additional authorized Common Shares could be used for a variety of purposes, including, among other things, financing transactions, acquisitions, and other corporate purposes, all as may be deemed to be feasible and in the best interests of the Company and its shareholders. Additional Common Shares will be issued under the Company's Dividend Reinvestment and Common Share Purchase Program and 401(k) Plan.

     Except under certain limited circumstances, the Board of Directors will have the authority to issue the additional Common Shares without further action by the shareholders. For example, the issuance of additional Common Shares or of securities convertible into additional Common Shares, for cash or property, including the issuance of shares to directors, officers or employees, or as a stock dividend would not ordinarily require shareholder approval. However, shareholder approval of some kinds of transactions in which additional Common Shares were to be issued, such as merger transactions, might be required. In addition, issuances of additional Common Shares by the Company would be subject to the approval of the California Public Utilities Commission. Shareholder approval of the proposed increase in the number of authorized Common Shares is being sought at this time to enable the Board of Directors to meet possible future developments without the expense and delay of holding a special meeting of shareholders to obtain their approval if a specific need arises in the future.

     The issuance of additional Common Shares may, among other things, dilute the equity or book value per share, earnings per share and voting power of the existing shareholders of the Company. Since the Common Shares have no preemptive rights, the directors of the Company have the power to issue authorized but unissued Common Shares at such times and for such purposes and for such consideration as they may determine without first offering Common Shares to the holders of Common Shares.

     An increase in the number of authorized Common Shares could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer or other business combination transaction directed at the Company. For example, the issuance of Common Shares in a public or private sale, merger or similar transaction would increase the number of outstanding Common Shares, thereby diluting the interest of a party attempting to obtain control of the Company. The Company is not aware of any attempt, whether formal or informal, to acquire a controlling interest in the Company.

     If approved, the proposal to increase the authorized number of Common Shares of the Company will be implemented by filing with the Secretary of State of California a Certificate of Amendment amending the first paragraph of Article IV of the Articles. In all other respects, Article IV as presently included in the Articles will remain unchanged. The text of the first paragraph of Article IV as it is proposed to be amended is as follows:

         This Corporation is authorized to issue three classes of stock to be designated, respectively, "$100 Preferred Shares", "Preferred Shares", and "Common Shares". The total number of shares which this Corporation is authorized to issue is 30,234,800 and the aggregate par value of all such shares is $92,120,000; all shares of each class are to have a par value; 150,000 shares are to be $100 Preferred Shares with a par value of $100 per share and an aggregate par value of $15,000,000; 84,800 shares are to be Preferred Shares with a par value of $25 per share and an aggregate par value of $2,120,000; and 30,000,000 shares are to be Common Shares with a par value of $2.50 per share and an aggregate par value of $75,000,000.

     The affirmative vote of the majority of the Common Shares voting as a separate class, as well as the affirmative vote of the majority of the voting power of the outstanding Common Shares and Preferred Shares entitled to vote, is required for the approval of the proposed amendment to the Articles.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that shareholders vote FOR the approval of the amendment to the Articles as described in this Item 2.

                               EXECUTIVE OFFICERS
                EXPERIENCE, SECURITY OWNERSHIP AND COMPENSATION

     In addition to Chairman Caveney (information about whose business experience and beneficial share ownership is set forth on pages 3 and 4), the Company had eight executive officers as of December 31, 1996. Information regarding the identities, business experience and beneficial ownership of shares of such individuals is shown in the following table and footnotes thereto:

                                                                   HELD SUCH   COMMON SHARES   PERCENT
                      PRINCIPAL OCCUPATION AND EXPERIENCE          POSITION    BENEFICIALLY      OF
       NAME               DURING THE PAST FIVE YEARS         AGE     SINCE         OWNED        CLASS
------------------  ---------------------------------------  ---   ---------   -------------   -------
Floyd E. Wicks      President and Chief Executive            53       4/92         2,209         *
                    Officer(1)
Thomas J. Bunosky   Vice President -- Customer Service of    42       4/94           641         *
                    Region II(2)
Joel A. Dickson     Vice President -- Customer Service of    44       4/94         2,920         *
                    Region III(3)
James B. Gallagher  Vice President -- Finance, Chief         42       4/94         1,233         *
                    Financial
                    Officer and Secretary(4)
McClellan Harris    Vice President and Treasurer(5)          45      10/96           538         *
  III
Donald K. Saddoris  Vice President -- Customer Service of    53       4/94         2,374         *
                    Region I(6)
Randell J. Vogel    Vice President -- Customer and           61       4/94           982         *
                    Operations
                    Support(7)
Joseph F. Young     Vice President -- Regulatory Affairs(8)  52       4/94         9,537         *

---------------

 *   Less than one percent

(1)  President from 4/90 to 3/92.

(2) Vice President of Operations from 3/93 to 3/94; Manager of Operations from 5/91 to 2/93.

(3) Vice President -- Regulatory Affairs and Utility Business Development from 9/90 to 3/94.

(4)  Secretary, Treasurer and Chief Financial Officer from 10/90 to 3/94.

(5) Treasurer from 4/94 to 9/96; Director of Financial Management from 6/90 to 3/94.

(6)  Director of Operations -- Northern/Coastal Division from 5/90 to 3/94.

(7) Vice President of Administration from 2/93 to 3/94, Director of Administration from 1/93 to 2/93, Director of Information Systems from 6/92 to 12/92; Executive Vice President and Chief Operating Officer of Suburban Water Systems from 10/85 to 4/92.

(8) Assistant Vice President for Conservation Management and Governmental Affairs from 4/92 to 3/94, Assistant Vice President of Operations from 5/91 to 3/92 and Director of Operations from 4/89 to 4/91.

     Directors and executive officers of the Company as a group beneficially own 37,025 Common Shares of the Company, which is less than one percent of the total shares outstanding. No director or executive officer of the Company owns any of the Company's outstanding Preferred Shares.

     The following table sets forth information on compensation of the Company's Chief Executive Officer and its four most highly compensated executive officers for the three most recent calendar years:

                                                         LONG TERM
                                                        COMPENSATION
                                                        ------------
                                          ANNUAL          PAYOUTS
                                       COMPENSATION     ------------
   NAME AND PRINCIPAL                  ------------         LTIP            ALL OTHER
        POSITION             YEAR       SALARY(1)        PAYOUTS(2)      COMPENSATION(3)
-------------------------    -----     ------------     ------------     ---------------
Floyd E. Wicks -              1996       $279,054                            $28,910
  President and Chief         1995        263,584                              4,767
  Executive Officer           1994        251,796                              3,700
Randell J. Vogel - Vice       1996        157,349                             19,250
  President - Customer        1995        143,699                              4,322
  and Operations              1994        124,023                              2,061
  Support
Joel A. Dickson - Vice        1996        154,626                             19,682
  President - Customer        1995        147,039                              4,548
  Service of Region III       1994        139,625                              2,313
Thomas J. Bunosky -           1996        150,821                             16,808
  Vice President -            1995        142,739                              4,452
  Customer Service            1994        138,307                              2,282
  of Region II
James B. Gallagher - Vice     1996        136,609                             18,795
  President - Finance,        1995        128,167                              3,990
  Chief Financial Officer     1994        121,488                              2,016
  and Secretary

---------------

(1) The executive officers of the Company receive certain perquisites, including the personal use of a Company vehicle and personal computer. However, the aggregate amount of such perquisites received by each named officer does not, in the case of any such named officer, exceed 10% of the total annual salary of such officer.

(2) The Company has a Key Executive Long-Term Incentive Plan, the provisions of which became effective on January 1, 1995. Any payouts, which are made in cash and/or Common Shares of the Company, would not occur prior to 1998 for the three-year performance cycle beginning January 1, 1995, except in certain circumstances provided in the Plan.

(3) Includes Company payment of premium on business travel and accident policy of $39 per person per year and Company payment of the premium on group life insurance of $212 per person per year and, in 1996 only, a special award authorized by the Board of Directors. The balance represents the Company's matching contribution to the 401(k) Plan for the benefit of the named officer.

     The Company currently has no other bonus, profit sharing, stock option, stock appreciation right or other remunerative program (other than pension and welfare benefits) in effect. The Company implemented a Key Executive Long-Term Incentive Plan effective as of January 1, 1995 (see footnote 2 above). The following table sets forth information about this Plan for the three-year performance cycle that began January 1, 1996.

                                     PERFORMANCE           ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                                       OR OTHER                      PRICE-BASED PLANS(2)
                                     PERIOD UNTIL       -----------------------------------------------
                                      MATURATION         THRESHOLD          TARGET            MAXIMUM
  NAME AND PRINCIPAL POSITION        OR PAYOUT(1)       (# OR $)(3)       (# OR $)(4)       (# OR $)(3)
-------------------------------      ------------       -----------       -----------       -----------
Floyd E. Wicks -                      3 years             $15,720           N/A             $   104,800
  President and Chief
  Executive Officer
Joel A. Dickson - Vice                3 years             $ 7,300           N/A             $    43,800
  President - Customer
  Service of Region III
Thomas J. Bunosky -                   3 years             $ 7,050           N/A             $    42,300
  Vice President -
  Customer Service
  of Region II
Randell J. Vogel - Vice               3 years             $ 7,350           N/A             $    44,100
  President - Customer
  and Operations
  Support
James B. Gallagher - Vice             3 years             $ 6,350           N/A             $    38,100
  President - Finance,
  Chief Financial Officer
  and Secretary

---------------
(1) It is intended, but not required, under the Company's Key Executive Long-Term Incentive Plan that a three-year performance cycle (as such cycle is defined in the Plan, the "Performance Cycle") until payout of the awards under the Plan will begin to run at the start of each calendar year. The information presented in the table above is for the three-year performance cycle that began January 1, 1996. Payment of awards is to be made as soon as practicable after the end of the Performance Cycle to which they relate. If a Termination of Service (as defined in the Plan) of a participant occurs during a Performance Cycle for any reason other than death, disability, normal retirement or early retirement, the participant will forfeit the opportunity to receive an award for that Performance Cycle. If a participant dies, becomes disabled or retires during a Performance Cycle, the participant will be eligible to receive a pro rata award (based on the number of days the participant was employed substantially full-time during that Performance Cycle) for that Performance Cycle. The Plan also contains provisions for the payment of awards if there is a change of control of the Company (as defined in the Plan) before the end of a Performance Cycle.

(2) Awards under the Plan are established as a percentage of each Plan participant's annual base salary and are payable in cash and/or Company Common Shares. Awards for the Performance Cycle that began in 1996 will be based on the Company's ranking, expressed as a percentile, for growth in earnings per share and total shareholder return relative to the corresponding measures for the companies that comprise the Peer Group referred to on page 17. A ranking below the 40th percentile among the companies in the Peer Group with respect to either performance measure will result in no award with respect to that measure, while the maximum award for either performance measure will be paid for a ranking at or above the 75th percentile with respect to that measure. Awards will be reduced if the Company's return on equity falls more than 50 basis points below the Company's Authorized Rate of Return (as defined in the Plan), and awards will not be paid at all if the Company's share price at the end of a Performance Cycle is less than 80% of its price at the beginning of that cycle.

(3) Figures listed represent the amount of awards that would be payable to the executives if the Company were to achieve a ranking among the Peer Group at the 40th percentile (Threshold) and for any percentile at or above the 75th percentile (Maximum) for each of the performance measures. The Plan also specifies awards for performance at the 50th and 60th percentiles with respect to each of the performance measures. Awards for performance at percentiles between such stated percentiles will be calculated by linear interpolation.

(4) Participants in the Plan are not assigned a "target" award. Rather, awards are variable depending upon the Company's performance with respect to each of the performance measures for the Performance Cycle (see footnote (3) above).

                                  PENSION PLAN

     The Company maintains a noncontributory, defined benefit pension plan. Benefits are determined under a formula applied uniformly to all employees, regardless of position, and amounts depend on length of service and the average of the five highest consecutive years of compensation earned. For purposes of pension calculations, compensation includes salary and all other compensation but excludes the value of personal use of Company vehicles and other perquisites. An employee who terminates employment after having at least five years of service with the Company has a vested interest in the plan.

     Annual benefits payable at retirement (at age 65 or beyond) are reduced by a percentage of primary social security benefits based upon years of credited service and are payable monthly. The following table illustrates the estimated annual benefits payable upon retirement for persons in the earnings classifications with years of service as shown, but excluding the Social Security deduction.

                                              BENEFITS BASED ON LENGTH OF SERVICE
     AVERAGE ANNUAL        --------------------------------------------------------------------------
   SALARY FOR HIGHEST        15           20           25           30
 CONSECUTIVE FIVE YEARS     YEARS        YEARS        YEARS        YEARS       35 YEARS      40 YEARS
-------------------------  -------      -------      -------      -------      --------      --------
        $ 75,000           $22,500      $30,000      $37,500      $45,000      $ 52,500      $ 60,000
         100,000            30,000       40,000       50,000       60,000        70,000        80,000
         125,000            37,500       50,000       62,500       75,000        87,500       100,000
         150,000            45,000       60,000       75,000       90,000       105,000       120,000

     The executive officers of the Company not presently receiving pension benefits have the following credited years of service under the pension plan:
Floyd E. Wicks -- 9; McClellan Harris III -- 6; Joel A. Dickson -- 6; Thomas J. Bunosky -- 6; Randell J. Vogel -- 4, James B. Gallagher -- 9, Joseph F.
Young -- 19 and Donald K. Saddoris -- 29.

     The plan provides an early retirement option for those employees the sum of whose age and number of years of service equals at least 90.

     The Company has a Retirement Plan for Non-Employee Directors (the "Non-Employee Directors Plan") of the Company. This Plan provides annual benefits to an eligible director in an amount equal to the annual retainer in effect at the director's date of retirement. Benefits are payable in monthly installments for a period equal to the shortest of (a) the period he or she was a director or (b) 10 years. In the case of a director's death, benefits will continue to be received by that director's surviving spouse for the remaining period for which the director would have been entitled to receive benefits except for death. Benefits are payable to directors after the age of 62 and after retirement from the Board, except that a director who ceases to be a director before attaining age 62 because of ill health or death may receive benefits immediately after retirement from the Board, or at such later date as he or she may request. Directors who are "removed for cause" are not eligible for benefits under the Non-Employee Directors Plan. As a condition of participation in the Non-Employee Directors Plan, an eligible director must agree to retire from the Board at the annual shareholders' meeting occurring on or next following such director's 72nd birthday, and to accept nomination as a director if requested by the Board (and to serve if so nominated) for at least 10 years after his or her first election to the Board.

            DEFERRED COMPENSATION PLAN FOR DIRECTORS AND EXECUTIVES

     Under the Company's Deferred Compensation Plan for Directors and Executives, directors and eligible officers and employees are entitled to defer all, in the case of directors, or a portion, in the case of officers and employees, of their compensation until specified times after the deferral. Interest accrues on amounts deferred under this Plan.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee's report on executive compensation is set forth below. Mr. William V. Caveney, a member of this Committee and Chairman of the Board of Directors, is, in his capacity as Chairman, an officer of the Company. Mr. Caveney does not actively participate in the daily operation of the Company, duties as to which are the responsibility of Mr. Wicks, President and Chief Executive Officer of the Company. The Compensation Committee does not recommend or determine Mr. Caveney's compensation as Chairman of the Board. No other member of this Committee is a current or former officer or employee of the Company or any of its subsidiaries or affiliates.

     All of the Company's directors except Mr. Wicks are members of the Compensation Committee. Mr. Kathol is Executive Vice President of Kirkpatrick, Pettis, Smith, Polian Inc., which has served as co-manager of the Company's Common Share offerings and as co-agent on the Company's debt sales in the past. A subsidiary, KPM Investment Management, Inc., had also been, until December, 1995, the Company's 401(K) Plan investment manager. The firm of Kirkpatrick, Pettis, Smith, Polian Inc. and its subsidiaries do not currently provide any services to the Company.

     O'Melveny & Myers LLP, for which R. Bradbury Clark is of counsel, and of which he is a retired partner, provides legal services to the Company. Mr. Clark has reached the mandatory retirement age from the Board of Directors of the Company and is not eligible for, nor is he seeking, re-election in 1997.

     The following Report and the Performance Graph included in this proxy statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report or the Performance Graph by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either of such Acts.

                        REPORT ON EXECUTIVE COMPENSATION

To: The Board of Directors

     The principal responsibility of the Compensation Committee is to review and make recommendations as to the compensation of the executive officers of the Company (other than the Chairman of the Board). In addition to recommending cash and other kinds of compensation, our responsibility includes the consideration of related matters such as evaluating management performance and planning for management planning and succession. The Compensation Committee reviews these matters in detail with you and reports to you the Committee's recommendations as to compensation of these executive officers.

     The Compensation Committee particularly reviews, in detail, the performance and other aspects of compensation for the President and Chief Executive Officer, Floyd E. Wicks.

     In its deliberations concerning compensation for Mr. Wicks and the Company's other executive officers in April, 1996, the Committee relied on both objective and subjective criteria. We reviewed comparative salary and total compensation data for Mr. Wicks and other executive officers, the results of which were included as part of a report entitled "An Assessment of Executive Compensation", prepared by Strategic Compensation Associates ("SCA"). This report was initially prepared in January, 1995 and was updated by SCA at the request of this committee. In addition, we relied on other compensation data developed by the Company's Human Resources department, which included comparable cash salary data of other water utilities, as well as comments and evaluative recommendations of Mr. Wicks based on his formal appraisal of each executive's performance. In conducting the formal appraisals, Mr. Wicks reviewed the contribution of each executive in the areas of regulatory matters, implementation of the Company's organizational goals and general progress made toward the achievement of individually determined, job-related goals.

     As part of our review, we recognize that our responsibilities also extend to offering compensation opportunities designed to retain and attract managerial talent. We believe that the Key Executive Long-Term Incentive Plan will result in closer alignment of management's goals with those of the shareholders by providing compensation to management based upon the Company's achievement, over rolling three-year performance cycles, of specified targets for total shareholder return and growth in earnings per share. Awards earned under the Plan supplement base compensation and should enhance the Company's ability to attract and retain qualified personnel.

     As in the past, we have not adopted a direct formula relationship between the Company's financial performance and the level of compensation paid to Mr. Wicks and other executive officers in part because of the pervasive effects that varying regulatory practices and weather conditions have on financial performance. We believe that these effects are largely outside the immediate control of the executive officers. Accordingly, in determining executives' compensation, the committee also relied upon its subjective evaluation of the Company's earnings performance, in light of those considerations, and of the performance of the executives in maintaining and enhancing the Company's ability to meet its challenges. These challenges include (i) water quality and water supply, (ii) appropriately enhancing earnings and (iii) successfully resolving issues before the California Public Utilities Commission and other regulatory agencies (including the Company's continuing response to the CPUC-ordered management audit). Upon review of all of the objective and subjective factors described above, in April 1996, we recommended and the Board authorized that Mr. Wicks' annual base compensation be set at $275,000.

     We recognize that changes to the Internal Revenue Code in 1993 affect, subject to limited exceptions, the deductibility of compensation in excess of $1,000,000 for certain executive officers unless such compensation qualifies as "performance-based." However, since the Company's current compensation program does not provide for annual compensation to any executive in excess of $1,000,000, the deduction limitations are presently inapplicable to the Company. We will address this limitation if and when it becomes meaningful.

     Compensation Committee
         Jean E. Auer               N.P. Dodge, Jr.
         William V. Caveney         Robert F. Kathol
         R. Bradbury Clark          Lloyd E. Ross

                               PERFORMANCE GRAPH

     The graph below compares the performance of the Company to that of (1) the Standard & Poor's 500 Stock Index, (2) a peer group index developed by the Company for the Key Executive Long-Term Incentive Plan (the "Former Peer Group") and (3) a peer group index developed by the Company currently in effect for the Key Executive Long-Term Incentive Plan (the "Current Peer Group").

     The 17 water and electric companies initially selected by the Compensation Committee of the Board of Directors and included in the Former Peer Group were intended to provide an appropriate basis for comparison with the Company in determining awards payable under the Key Executive Long-Term Incentive Plan. The Former Peer Group consisted of 17 companies: American Water Works Inc., Aquarion Company, Consumers Water Company, Connecticut Water Service, Inc., California Water Service Company, Citizens Utilities Company (Class A and Class B), Empire District Electric Company, E'Town Corporation, Green Mountain Power Corporation, IWC Resources Corporation, Middlesex Water Company, Northwestern Public Service Company, Philadelphia Suburban Corporation, St. Joseph Light & Power Company, SJW Corp., Southwest Water Company and United Water Resources, Inc. However, based on current trends affecting the electric utility industry as well as reconsideration of the degree of comparability of certain water utilities to the Company, the Compensation Committee has modified the Former Peer Group index to include 8 water utilities only. The 8 water companies which comprise the Current Peer Group are: Aquarion Corp., Consumers Water Company, California Water Service Company, E'Town Corp., IWC Resources Corp., Philadelphia Suburban Corp., SJW Corp. and United Water Resources, Inc.

     The graph below shows the total return to shareholders for the last five years of an initial investment of $100 made on December 31, 1991 and assuming reinvestment of all dividends. As with any investment, the historical performance reflected in the performance graph is not necessarily indicative of future performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
      AMONG SOUTHERN CALIFORNIA WATER COMPANY, THE S & P 500 STOCK INDEX,
                 A FORMER PEER GROUP AND A CURRENT PEER GROUP.

        MEASUREMENT PERIOD        SOUTHERN CALIFOR-     CURRENT PEER
      (FISCAL YEAR COVERED)         NIA WATER CO.           GROUP         FORMER PEER GROUP       S & P 500
12/91                                    100                 100                 100                 100
12/92                                    127                 110                 112                 108
12/93                                    147                 125                 129                 118
12/94                                    125                 119                 108                 120
12/95                                    155                 134                 127                 165
12/96                                    177                 178                 135                 203

---------------
* $100 invested on December 31, 1991 in stock or index including reinvestment of dividends. Fiscal year ended December 31.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information with respect to the beneficial owners of more than five percent of any class of the Company's voting securities on February 28, 1997 based upon public information known to the Company.

                                                                      AMOUNT AND
                                                                      NATURE OF
          NAME AND ADDRESS OF                                         BENEFICIAL        PERCENT
            BENEFICIAL OWNER                  TITLE OF CLASS          OWNERSHIP         OF CLASS
----------------------------------------    ------------------    ------------------    --------
Massachusetts Mutual Life Insurance Co.     Preferred Shares      12,000 -- Direct        14.1
  1295 State Street
  Springfield, MA
J.P. Morgan & Co., Incorporated             Common Shares         413,500 -- Direct        5.2
  60 Wall Street
  New York, NY

                           ANNUAL REPORT (FORM 10-K)

     The Company undertakes, on written request, to provide, without charge, each person from whom the accompanying proxy is solicited, with a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1996 as filed with the Securities and Exchange Commission, including the financial statements and schedules. Requests should be addressed to Southern California Water Company, 630 East Foothill Boulevard, San Dimas, California 91773,
Attention: Office of the Treasurer.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP served as the Company's independent public accountants for the year ended December 31, 1996. No accounting firm has been selected for the current year. The Board of Directors normally selects the public accountants for each year in July of that year. Representatives of Arthur Andersen LLP will be at the Annual Meeting and will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     Management of the Company knows of no business, other than that mentioned above, to be transacted at the Annual Meeting, but if other matters do properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in regard thereto in accordance with their judgment, and discretionary authority to do so is included in the proxy. Whether or not you intend to be present at the meeting, you are urged to complete, sign and return your proxy promptly.

                       PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposal which a shareholder intends to present at the next Annual Meeting of Shareholders to be held in April, 1998 must be received at the principal executive office of the Company by November 15, 1997 if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. In addition, the Company's bylaws contain separate notice requirements applicable to the bringing of business before the Annual Meeting of Shareholders by a shareholder of the Company. The Company maintains at its principal executive offices in San Dimas, California, a copy of its bylaws, as amended, which bylaws will be open to inspection by shareholders at all reasonable times during office hours.

PROXY

                       SOUTHERN CALIFORNIA WATER COMPANY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints N.P. Dodge, Jr. and W.V. Caveney proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Southern California Water Company standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held April 29, 1997 or any adjournment of that meeting.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)




--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                        IMPORTANT NOTICE TO SHAREHOLDERS
                      OF SOUTHERN CALIFORNIA WATER COMPANY
               THE ANNUAL MEETING OF SHAREHOLDERS WILL BE HELD ON
                          APRIL 29, 1997 AT 10:00 A.M.
                        AT THE SHERATON SUITES FAIRPLEX
                        MAP TO SHERATON SUITES FAIRPLEX
                    601 WEST MCKINLEY AVE. POMONA, CA. 91768
                    PHONE: (909) 622-2220 -- (800) 722-6055

                                     [MAP]

                                                            Please mark
                                                            your votes as  /X/
                                                            indicated in
                                                            this example
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR EACH OF THE DIRECTOR
NOMINEES LISTED IN ITEM 1 AND FOR
THE PROPOSAL DESCRIBED IN ITEM 2.

Item 1. ELECTION OF DIRECTORS

Nominees: James L. Anderson  Jean E. Auer
          Robert F. Kathol   William V. Caveney
          Lloyd E. Ross      N.P. Dodge, Jr.
          Floyd E. Wicks

        FOR                 WITHHELD
                            FOR ALL
       /  /                  /  /

WITHHELD FOR: (write name of such Nominee(s) in the space provided below.)

____________________________________________

Item 2. Proposal to increase the number of authorized common shares from 10,000,000 to 30,000,000.

        FOR                AGAINST               ABSTAIN
       /  /                 /  /                  /  /

Item 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

        IF THIS PROXY CARD IS SIGNED AND RETURNED BUT IS
        NOT MARKED, IT WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES LISTED UNDER ITEM 1 AND FOR THE PROPOSAL DESCRIBED IN ITEM 2.

Signature(s)___________________________________________Date____________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
-------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE*


Dear Shareholder:

        The Annual Meeting of Shareholders of Southern California Water Company will be held on Tuesday, April 29, 1997, at 10:00 A.M., Pacific time, at the Sheraton Suites Fairplex, 601 West McKinley Avenue, Pomona, California. You are cordially invited to attend.

        The enclosed notice of the meeting and accompanying proxy statement cover the formal business of the meeting.

        Your continued interest in Southern California Water Company is appreciated and we hope that you will find it convenient to attend the meeting. However, whether or not you plan to attend in person, please assure representation of your shares by marking, signing and mailing in the accompanying proxy card.

Sincerely,

/s/ W.V. Caveney
W.V. Caveney
Chairman of the Board